EXHIBIT 99.1
CONTACT:
Gar Jackson
Director of Investor Relations
(714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES SECOND QUARTER EARNINGS RESULTS
     ANAHEIM, CA/August 10, 2006 -— Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today announced that total sales for the second quarter ended July 29, 2006 were $313.7 million, an increase of 1.5 percent over total sales of $309.1 million for the second quarter ended July 30, 2005. Second quarter net earnings were $0.14 per diluted share, including $0.02 related to stock compensation and pre-opening rent expenses. On a comparable non-GAAP basis, earnings per diluted share were $0.24 in the second quarter of 2005. Net income for the second quarter of fiscal 2006 was $9.7 million compared to a non-GAAP $18.5 million for the second quarter of fiscal 2005. Same-store sales decreased 5.5 percent for the comparable second quarter period.
     “I am obviously very disappointed with our second quarter results,” commented Seth Johnson, chief executive officer. “Although it is still too early to make a judgment regarding the strength of our back to school assortment, we must be cautious in our planning and expectations for the third quarter.”
     Total sales for the first half (twenty-six weeks) of fiscal 2006 were $613.6 million, an increase of 4.2 percent over total sales of $589.0 million for the first half of fiscal 2005. Net income for the first half of fiscal 2006 decreased 36 percent to $21.6 million, compared to a non-GAAP $33.8 million for the first half of fiscal 2005. Earnings per diluted share decreased 32 percent to $0.30 compared to a non-GAAP $0.44 per diluted share for the first half of fiscal 2005. Same-store sales decreased 3.7 percent for the comparable twenty-six week period ended July 29, 2006.
     A reconciliation of second quarter and year-to-date fiscal 2005 reported GAAP earnings to the non-GAAP measures contained in this press release is set forth below.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

Reconciliation of Fiscal 2005 Q2 Earnings to Non-GAAP Disclosure

GAAP EPS as originally reported for Q2 2005	$0.28
Less impact of stock compensation and pre-opening rent expenses	(0.04)

Adjusted non-GAAP EPS for Q2 2005	$0.24

GAAP net income as reported for Q2 2005, in $000’s	$21,112
Less stock compensation expenses, tax-effected	(2,170)
Less pre-opening rent, tax-effected	(418)

Adjusted non-GAAP net income for Q2 2005	$18,524

Reconciliation of Fiscal 2005 Year-to-Date Earnings to Non-GAAP Disclosure

GAAP EPS as originally reported for Q2 2005	$0.51
Less impact of stock compensation and pre-opening rent expenses	(0.07)

Adjusted non-GAAP EPS for Q2 2005	$0.44

GAAP net income as reported for Q2 2005, in $000’s	$38,719
Less stock compensation expenses, tax-effected	(3,991)
Less pre-opening rent, tax-effected	(951)

Adjusted non-GAAP net income for Q2 2005	$33,777

Stock Repurchase Program
During the second quarter of fiscal 2006, the Company repurchased a total of 3.2 million shares of its common stock at an average price of $19.02. These repurchases occurred under the $100.0 million share repurchase authorization approved by the Company’s board of directors on May 18, 2006. At the end of the second quarter, $50.5 million remained available for future repurchases
Financial Outlook
At this point, the Company believes it is too early in the back to school selling period to accurately predict third quarter volume. However, assuming a continuation of the negative mid-single digit second quarter comp trend, the Company is comfortable with third quarter earnings estimates in the range of $0.22 to $0.30 per diluted share. At this time, the Company is not providing fourth quarter or full year earnings guidance.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

About Pacific Sunwear of California, Inc.
Pacific Sunwear, operating under three distinct retail concepts, is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of July 29, 2006, the Company operated 826 PacSun stores, 102 PacSun Outlet stores, 201 d.e.m.o. stores and 6 One Thousand Steps stores for a total of 1,135 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com, merchandise carried at d.e.m.o. stores can be found at www.demostores.com and information about One Thousand Steps can be found at www.onethousandsteps.com.
     The Company will be hosting a conference call today at 1:30 pm Pacific Time. A telephonic replay of the conference call will be available beginning approximately two hours following the call for one week and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; pass code: 3804009 For those unable to listen to the live Web broadcast on the Company’s investor relations website www.pacsun.com, or utilize the call-in replay, an archived version will be available on the Company’s investor relations Web site through midnight, August 10, 2007.
Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” regarding the Company’s third quarter earnings expectations (any prior earnings guidance, including full fiscal year guidance, is superseded by the guidance contained in this release) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that this forward-looking statement be subject to the safe harbors created thereby. The Company is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in such forward-looking statements. This statement is not a historical fact and involves estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in such forward-looking statements. Such uncertainties include, among others, the following factors: our new concept is untested and may not be profitable or successful; changes in consumer demands and preferences, higher than estimated costs of goods sold or selling, general and administrative costs, competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; fluctuations in comparable store net sales results; expansion and management of growth; reliance on key personnel; dependence on single distribution facility; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations or expansions; reliance on foreign sources of production; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 28, 2006 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
—MORE—
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENTS OF INCOME
(unaudited, in thousands except share and per share data)

	Second Quarter Ended		First Half Ended
	JUL. 29, 2006	JUL. 30, 2005	JUL. 29, 2006	JUL. 30, 2005
Net sales	$313,682	$309,064	$613,570	$589,049
Gross margin	97,425	110,357	194,708	207,707
Selling, G&A expenses	82,855	77,592	162,794	147,714

Operating income	14,570	32,765	31,914	59,993
Interest income, net	1,090	1,180	2,885	2,265

Income before taxes	15,660	33,945	34,799	62,258
Income tax expense	5,950	12,833	13,223	23,539

Net income	$9,710	$21,112	$21,576	$38,719

Net income per share, basic	$0.14	$0.28	$0.30	$0.51

Net income per share, diluted	$0.14	$0.28	$0.30	$0.51

Wtd avg shares outstanding, basic	71,335,467	75,125,782	72,239,872	75,209,185

Wtd avg shares outstanding, diluted	71,866,482	76,118,501	72,783,954	76,338,599

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	JUL. 29, 2006	JAN. 28, 2006	JUL. 30, 2005
ASSETS
Current assets:
Cash & cash equivalents	$11,783	$95,185	$92,227
Short-term investments	—	74,911	70,366
Inventories	286,666	215,140	242,631
Other current assets	43,870	41,485	37,146

Total current assets	342,319	426,721	442,370
Property and equipment, net	392,769	355,822	327,874
Other long-term assets	24,579	25,018	22,063

Total assets	$759,667	$807,561	$792,307

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,633	$47,550	$106,695
Other current liabilities	61,412	74,921	56,534

Total current liabilities	143,045	122,471	163,229
Deferred lease incentives	84,291	81,440	75,873
Deferred rent	30,341	28,748	27,717
Other long-term liabilities	22,466	28,112	31,078

Total liabilities	280,143	260,771	297,897
Total shareholder’s equity	479,524	546,790	494,410

Total liabilities and shareholders’ equity	$759,667	$807,561	$792,307

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited, in thousands)

	FOR THE FIRST HALF ENDED
	JUL. 29, 2006	JUL. 30, 2005
Cash flows from operating activities:
Net income	$21,576	$38,719
Depreciation & amortization	34,385	31,081
Non-cash stock based compensation	3,573	—
Tax benefits related to exercise of stock options	1,479	5,737
Loss on disposal of property and equipment	158	—
Changes in operating assets and liabilities:
Inventories	(71,526)	(67,550)
Accounts payable and other current liabilities	10,769	65,025
Other assets and liabilities	(1,869)	4,330

Net cash (used in)/provided by operating activities	(1,455)	77,342
Cash flows from investing activities:
Purchases of short-term investments	(201,900)	(468,843)
Maturities of short-term investments	276,811	477,700
Capital expenditures	(62,675)	(48,173)

Net cash provided by/(used in) investing activities	12,236	(39,316)
Cash flows from financing activities:
Repurchases of common stock	(99,347)	(19,978)
Proceeds from exercise of stock options	5,454	10,756
Repayments under long-term debt and capital leases	(290)	(885)
Net cash used in financing activities	(94,183)	(10,107)

Net (decrease) increase in cash and cash equivalents	(83,402)	27,919
Cash and cash equivalents, beginning of period	95,185	64,308

Cash and cash equivalents, end of period	$11,783	$92,227

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	JUL. 29, 2006	JUL. 30, 2005
Stores open at beginning of fiscal year	1,105	990
Stores opened during the fiscal year	33	73
Stores closed during the fiscal year	(3)	(9)

Stores open at end of period	1,135	1,054
PacSun stores	826	780
Outlet stores	102	91
d.e.m.o. stores	201	183
One Thousand Steps stores	6	—

Total stores	1,135	1,054
Total square footage at end of period (in 000’s)	4,077	3,720
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000